UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 05, 2022

Excelerate Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41352	87-2878691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd. Level 6
The Woodlands, Texas		77381
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 832 813-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2022, the Board of Directors (the “Board”) of Excelerate Energy, Inc. (the “Company”) increased the size of the Board from six to seven directors and appointed Ms. Deborah Byers as a new director of the Company, effective immediately. Ms. Byers qualifies as an “independent director” for purposes of serving on the Board and its committees under the applicable rules, including heightened independence requirements applicable to Audit Committee members. In connection with her appointment, Ms. Byers was appointed to serve on and as the chairperson of the Audit Committee of the Board, effective immediately.

Ms. Byers will participate in the Company’s standard compensation program for independent directors, as determined by the Board from time to time and described in the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on April 4, 2022 (File No. 333-262065) (as amended, the “Registration Statement”), in the section captioned “Director Compensation.”

In conjunction with Mr. Byers’ appointment to the Board as an independent director, on July 5, 2022, as part of the Company’s independent director compensation program, Ms. Byers was granted a pro-rated annual equity retainer of $96,575 in the form of restricted stock units that are scheduled to vest on the one-year anniversary of the grant date and an additional initial equity award of restricted stock units with a grant date fair value of $125,000 that are scheduled to vest ratably over a three-year period, subject to Ms. Byers’ continued service and the terms and conditions of the Excelerate Energy, Inc. Long-Term Incentive Plan.

In addition, Ms. Byers has entered into a standard indemnification agreement with the Company, which provides for the standard indemnification and advancement of expenses to the fullest extent permitted by law consistent with the Company’s Amended and Restated Bylaws. The description of the indemnification agreement is intended to provide a general description only, is subject to the detailed terms and conditions of and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which was previously filed as Exhibit 10.3 to the Company’s Registration Statement dated January 21, 2022, and is incorporated herein by reference.

There are no transactions involving Ms. Byers and the Company that require disclosure under Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Byers and any other person pursuant to which she was elected to serve as a director.

Item 7.01 Regulation FD Disclosure.

On July 6, 2022, the Company issued a press release announcing Ms. Byers’ appointment to the Board, a copy of which press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

This information is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Excelerate Energy, Inc. Press Release dated July 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Excelerate Energy, Inc.

Date:	July 6, 2022	By:	/s/ Alisa Newman Hood
Alisa Newman Hood Executive Vice President, General Counsel and Secretary